                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                 _____________________________________________


                                   FORM 8-K/A


                                AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934


                _______________________________________________


Date of Report (Date of Earliest Event Reported):             October 2, 1995
                                                              (July 18, 1995)



                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)


Delaware                        1-9019                       76-0040040
(State or other                 (Commission                  (I.R.S. Employer
jurisdiction                    File Number)                 Identification No.)
of Incorporation)


                 1330 Post Oak Boulevard, Houston, Texas  77056
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (713) 623-6544

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


                                                                                   Page
(a)      Financial Statements of Businesses Acquired

         Report of Independent Accountants                                          2
         Historical Summary of Union Texas Petroleum
             Holdings, Inc.'s Interest in the Oil and Gas
             Revenues and Direct Operating Expenses of
             the Property Acquired from Oryx U.K.
             Energy Company                                                         3
         Notes to the Historical Summary                                            4

(b)      Pro Forma Financial Information

         Pro Forma Condensed Consolidated Balance Sheet,
             June 30, 1995                                                          5
         Pro Forma Condensed Consolidated Statement of
             Operations, Year Ended December 31, 1994                               6
         Pro Forma Condensed Consolidated Statement of
             Operations, Six Months Ended June 30, 1995                             7
         Notes to Pro Forma Condensed Consolidated
             Financial Statements                                                   8

(c)      Exhibits

          2.1 Sale and Purchase Agreement dated May 31, 1995, between Union Texas Petroleum Limited and Oryx U.K. Energy Company (Filed as
                Exhibit 10.14 to the Company's Form 10-Q for the quarter ended June 30, 1995 (Commission File No. 1-9010) and incorporated herein by reference).

        #23.1   Consent of Coopers & Lybrand L.L.P.


#     Filed herewith

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Union Texas Petroleum:

We have audited the accompanying Historical Summary of Union Texas Petroleum Holdings Inc.'s ("Union Texas") interest in the oil and gas revenues and direct operating expenses of the property acquired from Oryx U.K. Energy Company, a subsidiary of Oryx Energy Company, for the year ended December 31, 1994 ("Historical Summary"). The Historical Summary is the responsibility of Union Texas' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Union Texas' Form 8-K/A) and are not intended to be a complete financial presentation of Oryx U.K. Energy Company's interests in the property described above.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, Union Texas' interests in the oil and gas revenues and direct operating expenses of the property acquired from Oryx U.K. Energy Company for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.

Dallas, Texas
August 21, 1995

                             HISTORICAL SUMMARY OF
                     UNION TEXAS PETROLEUM HOLDINGS INC.'S
                INTEREST IN THE OIL AND GAS REVENUES AND DIRECT
                  OPERATING EXPENSES OF THE PROPERTY ACQUIRED
                         FROM ORYX U.K. ENERGY COMPANY
                                 (IN THOUSANDS)


                                                                Year Ended            Six Months
                                                                December 31,            Ended
                                                                    1994             June 30, 1995
                                                               ---------------      ----------------
                                                                                       (unaudited)
Oil and gas revenues                                              $ 31,285               $ 29,713

Direct operating expenses                                           13,296                  8,825
                                                                  --------               --------
       Revenues in excess of direct operating
           expenses                                               $ 17,989               $ 20,888
                                                                  ========               ========




        The accompanying notes are an integral part of these summaries.

                       NOTES TO THE HISTORICAL SUMMARY OF
                     UNION TEXAS PETROLEUM HOLDINGS INC.'S
                INTEREST IN THE OIL AND GAS REVENUES AND DIRECT
                  OPERATING EXPENSES OF THE PROPERTY ACQUIRED
                         FROM ORYX U.K. ENERGY COMPANY


1.     OPERATIONS AND ORGANIZATION:

       The accompanying Historical Summary presents the oil and gas revenues and direct operating expenses which are historically attributable to the 15.5% interest of Union Texas Petroleum Holdings Inc. ("Union Texas") in the Alba field ("the property") acquired from Oryx U.K. Energy Company, a subsidiary of Oryx Energy Company ("Oryx"), effective July 1, 1995. The property is located in the U.K. North Sea.

2.     BASIS OF PRESENTATION:

       Historical financial statements reflecting financial position, results of operations, and cash flows required by generally accepted accounting principles are not presented as such information is neither readily available on an individual property basis nor meaningful for the property. Historically, no complete allocation of administrative overhead was made by Oryx to the property, and depreciation, depletion, and amortization was based on Oryx's basis in the property.
       Accordingly, the accompanying Historical Summary is presented in lieu of financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

       The revenues and expenses presented in the Historical Summary reflect certain operating policies and procedures which were followed by Oryx, but which may not be continued by Union Texas. Revenues and expenses are stated on an accrual basis of accounting. Only those items related to the direct operations of the property are included. Allocation of overhead, administrative expenses and income taxes are not included.

3.     SUPPLEMENTAL DATA (UNAUDITED):

       Production for the year ended December 31, 1994 and the six months ended June 30, 1995 was 2,347,000 barrels and 1,870,000 barrels, respectively. Development costs incurred for the year ended December 31, 1994 and the six months ended June 30, 1995 were $7,047,000 and $3,128,000, respectively.

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                                JUNE 30, 1995
                                                         -------------------------------------------------------------
                                                            HISTORICAL        ADJUSTMENTS          PRO FORMA AFTER
                                                            ----------        -----------         GIVING EFFECT TO
                                                                                                  ALBA ACQUISITION
                                                                                                  ----------------
               ASSETS

Current assets  . . . . . . . . . . . . . . . . .         $   173,638                               $   173,638
Property, plant and equipment, at cost, less
accumulated depreciation, depletion and
      amortization  . . . . . . . . . . . . . . .           1,282,175           313,052(a)            1,595,227
Other assets  . . . . . . . . . . . . . . . . . .             121,740                                   121,740
                                                          -----------                               -----------
      Total assets  . . . . . . . . . . . . . . .         $ 1,577,553                               $ 1,890,605
                                                          ===========                               ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities . . . . . . . . . . . . . . .         $   252,268           135,000(a)          $   387,268
Long-term debt  . . . . . . . . . . . . . . . . .             430,362           135,000(a)              565,362
Deferred income taxes . . . . . . . . . . . . . .             363,032            43,052(a)              406,084
Other liabilities . . . . . . . . . . . . . . . .             115,451                                   115,451
                                                          -----------                               -----------
      Total liabilities   . . . . . . . . . . . .           1,161,113                                 1,474,165
                                                          -----------                               -----------

Common stock and other stockholders' equity:
      Common stock and other equity   . . . . . .             (36,377)                                  (36,377)
      Retained earnings   . . . . . . . . . . . .             452,817                                   452,817
                                                          -----------                               -----------

Total common stock and stockholders' equity . . .             416,440                                   416,440
                                                          -----------                               -----------

Total liabilities and stockholders' equity  . . .         $ 1,577,553                               $ 1,890,605
                                                          ===========                               ===========




     See accompanying notes to pro forma condensed consolidated financial statements.

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                  YEAR  ENDED DECEMBER 31, 1994
                                                -------------------------------------------------------------
                                                   HISTORICAL         ADJUSTMENTS         PRO FORMA AFTER
                                                   ----------         -----------         GIVING EFFECT TO
                                                                      (unaudited)         ALBA ACQUISITION
                                                                                          ----------------
                                                                                            (unaudited)
Revenues:

    Sales, operating, interest and other
         revenues . . . . . . . . . . . . . .       $ 749,151       $    29,599(b)          $  778,750
    Net income of equity investee   . . . . .          20,444                                   20,444
                                                    ---------                               ----------
                                                      769,595                                  799,194

Costs and other deductions:

    Product costs and operating expenses  . .         299,586            10,395(b)             309,981
    Exploration expenses  . . . . . . . . . .          53,532                                   53,532
    Depreciation, depletion and amortization          168,570            16,945(c)             185,515
    Selling, general and adminstrative
     expense  . . . . . . . . . . . . . . . .          24,525                                   24,525
    Interest expense  . . . . . . . . . . . .          11,399            17,231(d)              28,630
                                                    ---------       -----------             ----------

Income before income taxes  . . . . . . . . .         211,983           (14,972)               197,011
Income taxes  . . . . . . . . . . . . . . . .         145,245            (4,117)(e)            141,128
                                                    ---------       -----------             ----------
Net income  . . . . . . . . . . . . . . . . .       $  66,738       $   (10,855)            $   55,883
                                                    =========       ===========             ==========

Earnings per share of common stock  . . . . .       $     .76                               $      .64

                                                    =========                               ==========

Dividends per share of common stock . . . . .       $     .20                               $      .20
                                                    =========                               ==========

Weighted average number of shares
    outstanding (000's)   . . . . . . . . . .          87,642                                   87,642
                                                    =========                               ==========





     See accompanying notes to pro forma condensed consolidated financial statements.

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                  (Unaudited)


                                                              SIX MONTHS ENDED JUNE 30, 1995
                                               -----------------------------------------------------------
                                                 HISTORICAL           ADJUSTMENTS         PRO FORMA AFTER
                                                 ----------           -----------         GIVING EFFECT TO
                                                                                          ALBA ACQUISITION
                                                                                          ----------------
Revenues:

    Sales, operating, interest and other
     revenues   . . . . . . . . . . . . . . .   $  440,312          $   28,210(b)           $  468,522
    Net income of equity investee   . . . . .       10,941                                      10,941
                                                ----------                                  ----------
                                                   451,253                                     479,463
Costs and other deductions:
    Product costs and operating expenses  . .      153,563               6,467(b)              160,030
    Exploration expenses  . . . . . . . . . .       37,649                                      37,649
    Depreciation, depletion and amortization        84,647              13,501(c)               98,148
    Selling, general and admininistrative
     expense  . . . . . . . . . . . . . . . .       12,281                                      12,281
    Interest expense  . . . . . . . . . . . .       10,510               8,616(d)               19,126
                                                ----------          ----------              ----------

Income before income taxes  . . . . . . . . .      152,603                (374)                152,229
Income taxes  . . . . . . . . . . . . . . . .       85,825                (103)(e)              85,722
                                                ----------          ----------              ----------
Net income  . . . . . . . . . . . . . . . . .   $   66,778          $     (271)             $   66,507
                                                ==========          ==========              ==========

Earnings per share of common stock  . . . . .   $      .76                                  $      .76
                                                ==========                                  ==========

Dividends per share of common stock . . . . .   $      .10                                  $      .10
                                                ==========                                  ==========

Weighted average number of shares
    outstanding (000's)   . . . . . . . . . .       87,687                                      87,687
                                                ==========                                  ==========




     See accompanying notes to pro forma condensed consolidated financial statements.

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
              NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS
                                  (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

On July 18, 1995, Union Texas Petroleum Holdings, Inc. (the "Company"), through its subsidiary, Union Texas Petroleum Limited ("UTPL"), completed the acquisition from Oryx UK Energy Company ("Oryx") of its 15.5% working interest in Block 16/26 in the central United Kingdom North Sea, which includes the Alba field. UTPL paid Oryx approximately $270 million for the interest, subject to certain closing adjustments. The effective date of the transaction was July 1, 1995. The Company funded the acquisition under its bank credit facilities and its uncommitted and unsecured lines of credit.

The accompanying unaudited pro forma financial information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The accompanying unaudited pro forma financial statements give effect to the acquisition as if the purchase occurred at an earlier date. The pro forma condensed consolidated balance sheet gives effect to the acquisition of the Alba field as if the transaction had been consummated on June 30, 1995, and accordingly includes the increase to plant, property and equipment of $313 million, resulting from the purchase price of $270 million, financed through debt, and an offset to deferred income taxes payable of $43 million. The pro forma condensed consolidated statements of operations were prepared on the basis that the acquisition was consummated prior to the beginning of the periods presented. The pro forma financial statements are not necessarily indicative of the financial results that would have occurred had the sale taken place at the above indicated dates, or of future results. The pro forma financial statements and notes should be reviewed in conjunction with the financial statements, notes and management's discussion contained in the Company's 1994 annual report on Form 10-K.

NOTE 2 - PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments described below:

(a) Reflects the assets and liabilities associated with the acquisition of the Alba field based on the purchase price of the assets acquired, deferred taxes recorded with the purchase and debt incurred as a result of the transaction.

(b) Reflects the historical oil revenues and direct operating costs associated with the Alba field adjusted for certain insurance costs for the periods indicated and the reclassification of certain transportation costs. The Company does not expect that selling, general and administrative costs will be materially impacted as a result of this purchase.

(c) Reflects additional depreciation and depletion expense for the periods indicated resulting from the acquisition of the Alba field.

(d) Reflects additional interest expense for the periods indicated associated with the increased debt attributable to the acquisition.

(e)   Records the income tax provision of the pro forma adjustments.

NOTE 3 - PRO FORMA SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS PRODUCING
         ACTIVITIES

Reserve estimation

The Alba field, operated by Chevron U.K. Ltd, commenced production in January 1994. As a result of the acquisition, the Company recorded approximately 45 million barrels of oil equivalent ("mmboe") as proved reserves as of July 1, 1995, of which approximately 30 mmboe are classified as proved undeveloped.
The Company expects to incur about $30 million of development expenditures over the next five years related to those proved reserves. Over time, the Company anticipates recording additional proved reserves from the field based on production history and future development activity.

As prior year oil and gas reserve reports have not been individually prepared for the Alba field, the Company has developed the following reserve disclosures based on reserves at the date of acquisition, adjusted for production for the six months ended June 30, 1995.

                                                                  Crude Oil and Natural
                                                                       Gas Liquids             Natural Gas
                                                                  ----------------------       -----------
                                                                  (Thousands of Barrels) (Millions of Cubic Feet)
Proved reserves at December 31, 1994
      UTPH                                                                 104,449               1,776,146
      Alba                                                                  46,869
                                                                          --------             -----------
      Pro forma consolidated proved reserves                               151,318               1,776,146
                                                                          ========             ===========

Proved developed reserves at December 31, 1994
      UTPH                                                                  83,601               1,334,619
      Alba                                                                  17,270
                                                                          --------             -----------
      Pro forma consolidated proved developed reserves                     100,871               1,334,619
                                                                          ========             ===========


Standardized measure of discounted future net cash flows

The following tables sets forth pro forma information concerning the standardized measure of discounted future net cash flows from proved oil and gas reserves of the Company and giving effect to the Alba field acquisition as if the purchase had occurred prior to the beginning of the presented periods.

                                                                                          Pro forma after
                                                                                        giving effect to the
                                                UTPH                 Adjustments          Alba acquisition
                                                ----                 -----------          ----------------
                                                                (Dollars in millions)
DECEMBER 31, 1994
    Future cash inflows                       $ 6,643                  $ 621                 $ 7,264
    Future production and develop-
          ment costs                           (2,770)                  (304)                 (3,074)
    Future income tax expense                  (1,636)                   (43)                 (1,679)
                                              -------                  -----                 -------
    Future net cash flows (a)                   2,237                    274                   2,511
    10% discount for estimated timing
          of cash flows                        (1,014)                   (85)                 (1,099)
                                              -------                  -----                 -------
    Standard measure of discounted
          future net cash flows               $ 1,223                  $ 189                 $ 1,412
                                              =======                  =====                 =======

DECEMBER 31, 1993
    Future cash inflows                       $ 5,495                  $ 497                 $ 5,992
    Future production and develop-
          ment costs                           (2,442)                  (304)                 (2,746)
    Future income tax expense                  (1,218)                    (9)                 (1,227)
                                              -------                  -----                 -------
    Future net cash flows (a)                   1,835                    184                   2,019
    10% discount for estimated timing
          of cash flows                          (832)                   (56)                   (888)
                                              -------                  -----                 -------
    Standard measure of discounted
          future net cash flows               $ 1,003                  $ 128                 $ 1,131
                                              =======                  =====                 =======

(a) As prior year oil and gas reserve reports have not been individually prepared for the Alba field, the Company has developed the following disclosures based on reserves at the date of acquisition, adjusted for
      production for the six months ended June 30, 1995.   Future net cash
      flows were computed using year-end prices and costs and statutory tax rates adjusted for permanent differences, tax credits and allowances.

Changes in the standardized measure of discounted future net cash flows for the consolidated subsidiaries for 1994 and giving effect to the Alba field acquisition as if the purchase had occurred prior to January 1, 1994 were as follows:


                                                                                           Pro forma after
                                                                                         giving effect to the
                                                UTPH                 Adjustments           Alba acquisition
                                                ----                 -----------           ----------------
                                                                (Dollars in millions)
    Beginning of year                        $   869                    $ 128                  $  997
    Sales and transfers of oil and gas
          produced, net of production
          costs                                 (437)                     (18)                   (455)
    Net changes in prices, development
          and production costs                   358                       84                     442
    Extensions, discoveries and im-
          proved recovery, less related
          costs                                   46                                               46
    Purchase of minerals in place                118                                              118
    Development costs incurred during
          the period                              73                        7                      80
    Revisions of previous quantity
          estimates                              105                                              105
    Increase in present value due to
          passage of one year                    144                       13                     157
    Net change in income taxes                  (211)                     (25)                   (236)
                                             -------                    -----                  ------
    End of year                              $ 1,065                    $ 189                  $1,254
                                             =======                    =====                  ======

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           UNION TEXAS PETROLEUM HOLDINGS, INC.


Date: October 2, 1995                      By:     /s/ DONALD M. MCMULLAN
                                               --------------------------------
                                                     Donald M. McMullan
                                                Vice President and Controller
                                                  (Chief Accounting Officer
                                                and officer duly authorized to
                                               sign on behalf of the registrant)

                               INDEX TO EXHIBITS


Exhibit
Number     Description
------     -----------
2.1        Sale and Purchase Agreement dated May 31, 1995, between Union Texas Petroleum Limited and Oryx U.K. Energy Company (Filed as Exhibit 10.14 to the Company's Form 10-Q for the
           quarter ended June 30, 1995 (Commission File No. 1-9010) and incorporated herein by reference).

#23.1      Consent of Coopers & Lybrand L.L.P.

#      Filed herewith